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                                                                      EXHIBIT 11

                         MESABA HOLDINGS, INC. AND SUBSIDIARY
                Statement Regarding Computation of Per Share Earnings
                             For the Years Ended March 31
                       (In Thousands, Expect Per Share Amounts)


                                                                           1996           1995           1994
                                                                       -----------    -----------    -----------
Primary earnings per share:
  Weighted average number of issued shares outstanding                    11,333          8,509          7,653
  Computed shares outstanding under the Company's stock option plan
    utilizing the treasury stock method                                      321             80            278
  Computed shares outstanding under warrants issued utilizing the
    treasury stock method                                                      -            524          1,127
                                                                       -----------    -----------    -----------

Shares outstanding used to compute primary earnings per share             11,654          9,113          9,058
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Net income                                                               $56,275         $2,606         $3,663
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
          Primary earnings per share                                     $  4.83         $  .29         $  .40
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------


Fully diluted earnings per share:
  Weighted average number of shares used for primary earnings per
    share                                                                 11,654          9,113          9,058
  Additional shares outstanding utilizing period-end market value
    under the treasury stock method                                           35              -             11
                                                                       -----------    -----------    -----------

  Shares outstanding used to compute fully diluted earnings per share     11,689          9,113          9,069
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Net income                                                               $56,275         $2,606         $3,663
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
          Fully diluted earnings per share                               $  4.81         $  .29         $  .40
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

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NOTE:  All amounts have been retroactively restated for the April 1992 two-for-
one stock split.